Filed Pursuant to Rule 424(b)(7)
Registration No. 333-279150
PROSPECTUS SUPPLEMENT
(to Prospectus dated May 6, 2024)
1,561,199 Shares

Common Stock

The selling stockholders (the "Selling Stockholders") of ServiceNow, Inc. (“ServiceNow,” “we,” “us” or the “Company”) listed under the heading “Selling Stockholders” may offer and resell up to 1,561,199 shares of our common stock, par value $0.001 per share (“Common Stock”) under this prospectus supplement. The Selling Stockholders have acquired these shares from us in connection with our acquisition of Moveworks, Inc. Such shares of Common Stock were sold and were issued by us to the Selling Stockholders pursuant to the terms and subject to the conditions of the Agreement and Plan of Merger, dated as of March 9, 2025, by and among ServiceNow, Inc., Mavericks Merger Sub, Inc., Mavericks Merger Sub, LLC, Moveworks, Inc. and Fortis Advisors LLC (the “Merger Agreement”), and the related agreements and documents. Such shares of Common Stock are being registered to fulfill our contractual obligations under a registration rights agreement entered into between us and the Selling Stockholders.

The Selling Stockholders (which term as used herein includes their respective donees and pledgees, transferees or other successors in interest) may sell the shares of Common Stock through public or private transactions at market prices prevailing at the time of sale, at prices related to such market prices, at varying prices determined at the time of sale, at fixed prices or at negotiated prices. The timing and amount of any sale is within the sole discretion of the applicable Selling Stockholder, subject to certain restrictions. The registration of the securities covered by this prospectus supplement does not necessarily mean that any of the shares will be offered or sold by the Selling Stockholders. See “Plan of Distribution” on page S-9 of this prospectus supplement.
We will not receive any proceeds from the sale of the shares by the Selling Stockholders, but we have agreed to pay certain registration expenses.
Our Common Stock is listed on the New York Stock Exchange (the "NYSE") under the symbol “NOW.” On December 12, 2025, the last reported sale price of our Common Stock on the NYSE was $865.06 per share.

Investing in our Common Stock involves risks. See “Risk Factors” on page S-3 of this prospectus supplement, and on page 2 of the accompanying prospectus, as well as our other filings that are incorporated by reference into this prospectus supplement and the accompanying prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus supplement is dated December 15, 2025

TABLE OF CONTENTS
Prospectus Supplement
Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
On May 6, 2024, we filed with the Securities and Exchange Commission (the “SEC”) an automatic registration statement on Form S-3ASR (File No. 333-279150) utilizing a shelf registration process relating to certain securities, including the securities described in this prospectus supplement. That registration statement became effective automatically upon filing.
This document has two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. This prospectus supplement may also add to, update, or change information contained in the accompanying prospectus or in any documents that we have incorporated by reference into the accompanying prospectus and, accordingly, to the extent inconsistent, information in the accompanying prospectus is superseded by the information in this prospectus supplement.
It is important for you to read and consider all of the information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. You should read the entire prospectus supplement, the accompanying prospectus and the related exhibits filed with the SEC, together with the additional information described herein and in the accompanying prospectus under the headings “Where You Can Find More Information” and “Information Incorporated by Reference.”
We have not, and the selling stockholders have not, authorized any person to provide you with any information other than that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectus prepared by or on behalf of us. We and the selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the selling stockholders are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of the respective dates of those documents in which the information is contained. Our business, financial condition, results of operations and prospects may have changed since those dates.
Unless the context indicates otherwise, as used in this prospectus supplement, the terms “ServiceNow,” “we,” “us” and “our” refer to ServiceNow, Inc., a Delaware corporation, and not to any of its existing or future subsidiaries, unless specifically indicated or the context otherwise requires.

SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement. This summary does not contain all information that you should consider before investing in our Common Stock. You should read the following summary together with the more detailed information regarding ServiceNow, the Common Stock being registered hereby, our financial statements and notes thereto, and our risk factors, before deciding whether to purchase shares of our Common Stock from the Selling Stockholders.
The Company

ServiceNow was founded on a simple premise: to make work flow better. Our intelligent platform, the Now Platform, is a cloud-based solution that helps enterprises and organizations across public and private sectors digitize workflows, in line with our purpose of making the world work better for everyone. Our workflow applications built on the Now Platform are organized along four primary areas: Technology, CRM and Industry, Core Business and Creator. The Now Platform is the AI platform for digital transformation. Transformations enabled by the Now Platform rapidly automate business processes across an entire enterprise by seamlessly connecting disparate departments, systems and silos to unlock productivity and improve experiences for both employees and customers.

We were incorporated as Glidesoft, Inc. in California in June 2004 and changed our name to Service-now.com in February 2006. In May 2012, we reincorporated in Delaware as ServiceNow, Inc. Our principal executive offices are located at 2225 Lawson Lane, Santa Clara, California 95054, and our telephone number is (408) 501-8550. Our website is http://www.servicenow.com. Information contained on our website does not constitute part of this prospectus supplement or the accompanying prospectus.

Background

On March 9, 2025, we, Mavericks Merger Sub, Inc., a Delaware corporation and a direct wholly-owned subsidiary of ServiceNow, and Mavericks Merger Sub, LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of ServiceNow, entered into the Merger Agreement with Moveworks, Inc., a Delaware corporation (“Moveworks”), and Fortis Advisors LLC, a Delaware limited liability company, as the Seller Agent. Pursuant to the Merger Agreement, on December 15, 2025, ServiceNow acquired Moveworks pursuant to a two-step forward merger (the “Transaction”).

Our stockholders are not third-party beneficiaries under the Merger Agreement and the related agreements and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of ServiceNow, Moveworks or any of their respective subsidiaries.

Throughout this prospectus supplement, when we refer to the shares of our Common Stock, the offer and sale of which are being registered on behalf of the Selling Stockholders, we are referring to the shares of Common Stock held by former holders of securities of Moveworks that were sold and issued pursuant to the Merger Agreement and the related agreements. When we refer to the “Selling Stockholders” in this prospectus supplement, we are referring to former holders of securities of Moveworks.

Recent Updates

As previously announced, our board of directors and our shareholders approved a 5-for-1 split of our Common Stock (the “Stock Split”), which will become effective at 4:05 p.m. Eastern time on December 17, 2025. Unless otherwise noted, the information contained in this prospectus supplement and the accompanying prospectus has not been adjusted to reflect the Stock Split.

RISK FACTORS
Investment in our common stock involves risks. Before deciding whether to acquire any such securities, you should consider carefully the risks and uncertainties described under the section entitled “Risk Factors” contained in our most recent annual report on Form 10-K and in our subsequent quarterly reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, together with other information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus. The risks described in these documents are not the only ones we face. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors, or factors that we currently deem immaterial, that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of the risks we face actually occur or reoccur, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section titled “Special Note on Forward-Looking Statements.”

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “would,” “could,” “should,” “intend,” “expect” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including but not limited to the risks described in this prospectus supplement, the accompanying prospectus and any documents incorporated by reference herein or therein, including those described in the section entitled “Risk Factors” contained in our most recent annual report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC and in our other filings that are incorporated by reference into this prospectus supplement and the accompanying prospectus. Moreover, we operate in a highly competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus supplement and the accompanying prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.
You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Please take into account that forward-looking statements speak only as of the date of this prospectus supplement, in the case of the accompanying prospectus or the documents incorporated by reference, the date of any such document. Unless required by law, we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to review any additional disclosures we make in the documents we subsequently file with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information.”

USE OF PROCEEDS

The Selling Stockholders will make offers and sales pursuant to this prospectus supplement. We will not receive any proceeds from the sale or other disposition by the Selling Stockholders of the shares of our Common Stock covered hereby, or interests therein. Pursuant to the Registration Rights Agreement, dated December 15, 2025, by and among us and each of the holders set forth on the signature pages thereto (the “Registration Rights Agreement”), the Selling Stockholders will bear any discounts, selling commissions, fees of selling brokers, dealer managers and similar securities industry professionals, stock transfer taxes applicable to these shares, fees and disbursements of counsel or any other expenses incurred by the Selling Stockholders in disposing of these shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares of Common Stock covered by this prospectus supplement, including, without limitation, all registration and filing fees, the NYSE listing fees, and fees and expenses of our counsel and our independent registered public accountants.

SELLING STOCKHOLDERS

We are registering for resale up to 1,561,199 shares of our Common Stock that may be sold by the Selling Stockholders set forth herein. Such shares were sold and issued by us to the former securityholders of Moveworks in connection with the closing of the Transaction pursuant to the terms of the Merger Agreement and the related agreements. Of the 1,561,199 shares of Common Stock, 261,006 shares, or twenty-five percent (25%) of the Common Stock deliverable to certain Selling Stockholders at the closing of the Transaction, are “founder revesting” shares that will vest in equal monthly installments over thirty-six (36) months immediately following the closing of the Transaction. For the purposes of the information presented below with respect to the ownership of the Selling Stockholders, we have assumed that all such “founder revesting” shares were fully issued and outstanding as of the date of the below calculations. In addition, the shares listed herein may be distributed from time to time by the Selling Stockholders to their respective partners, as applicable. Any such limited partner or general partner receiving shares (each, a “distributee”) will be permitted to rely on this prospectus supplement to effect resales of such shares, provided that the distributee is not an affiliate of the Company. Up to all of shares owned by the applicable Selling Stockholders may be distributed to their respective distributees.

Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to our Common Stock. To our knowledge, the Selling Stockholders have sole voting and investment power with respect to their respective shares of Common Stock, unless otherwise noted below. The Selling Stockholders may sell some, all or none of their respective shares of Common Stock offered by this prospectus supplement from time to time. We do not know how long the Selling Stockholders will hold their respective shares of Common Stock covered hereby before selling them. Other than the Merger Agreement and the agreements contemplated thereby, we currently have no agreements, arrangements or understandings with the Selling Stockholders regarding the sale of any of the shares of Common Stock being offered hereunder.

	Prior to the Offering(1)		Number of Shares of Common Stock Being Registered for Resale(3)	After the Offering
Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned	Percent of Shares of Common Stock Outstanding(2)		Number of Shares of Common Stock Beneficially Owned(4)	Percent of Shares of Common Stock Outstanding
Entities affiliated with Bain Capital Ventures(5)	228,962	*	228,962	—	—
Entities affiliated with Lightspeed Venture Partners(6)	472,933	*	472,933	—	—
Entities affiliated with Alkeon Capital Management(7)	12,034	*	12,034	—	—
Nikesh Arora(8)	23,054	*	23,054	—	—
KPBC Holdings, Inc. (9)	169	*	169	—	—
Bhavin Shah(10)	306,163	*	306,163	—	—
Vaibhav Nivargi(11)	306,162	*	306,162	—	—
Varun Singh(12)	106,838	*	106,838	—	—
Jiang Chen(13)	104,884	*	104,884	—	—

* Less than 1%
(1)Shares shown in the table above include shares held in the beneficial owner’s name or jointly with others, or in the name of a bank, nominee or trustee for the beneficial owner’s account.
(2)Based on 207,678,139 shares outstanding as of November 30, 2025, plus 2,197,750 shares sold and issued pursuant to the former securityholders of Moveworks in connection with the closing of the Transaction, which include 261,006 “founder revesting” shares that will vest in equal monthly installments over thirty-six (36) months immediately following the closing of the Transaction.
(3)Represents the number of shares being registered on behalf of each Selling Stockholder pursuant to this registration statement, which may be less than the total number of shares beneficially owned by such Selling Stockholder. The amounts set forth in this column do not include any shares of Common Stock that each Selling Stockholder may own beneficially or otherwise.

(4)Assumes that the Selling Stockholders dispose of all of the shares of Common Stock covered by this prospectus supplement and do not acquire beneficial ownership of any additional shares. The registration of these shares does not necessarily mean that the Selling Stockholders will sell all or any portion of the shares covered by this prospectus supplement.
(5)Consists of (i) 206,584 shares held by Bain Capital Venture Fund 2016, L.P., the general partners of which are Bain Capital Venture Partners 2016, L.P. and Bain Capital Venture Investors, LLC, (ii) 21,023 shares held by BCIP Venture Associates II, L.P., the general partner of which is Boylston Coinvestors, LLC, and (iii) 1,355 shares held by BCIP Venture Associates II-B, L.P., the general partner of which is Boylston Coinvestors, LLC. With respect to the investments held by the Bain Capital Venture fund in the foregoing sentence, the governance, investment strategy and decision-making process are directed by the executive committee members, which are comprised of Enrique Salem and Ajay Agarwal, and accordingly, such individuals are deemed to hold voting and investment power with respect to such shares. Investments held by the BCIP entities are directed by the governing board of Boylston Coinvestors, LLC, which is comprised of the following individuals: John Connaughton, Jonathan Levine, and Michael Ward, and accordingly, such individuals are deemed to share voting and dispositive power with respect to such shares. The business address for each of these entities and individuals is 200 Clarendon Street, Boston, MA 02116.
(6)Consists of (i) 14,853 shares held by Lightspeed Venture Partners X, L.P., (ii) 2,039 shares held by Lightspeed Venture Partners Select III, L.P., (iii) 6,004 shares held by Lightspeed Venture Partners Select IV, L.P., and (iv) 450,037 shares held by Lightspeed Affiliates X, L.P. The general partner of each of the entities in the foregoing sentence is, respectively, (i) Lightspeed General Partner X, L.P., (ii) Lightspeed General Partner Select III, L.P., (iii) Lightspeed General Partner Select IV, L.P., and (iv) Lightspeed General Partner X, L.P. The general partner of each of the entities in the foregoing sentence is, respectively, (i) Lightspeed Ultimate General Partner X, Ltd., (ii) Lightspeed Ultimate General Partner Select III, Ltd., (iii) Lightspeed Ultimate General Partner Select IV, L.L.C., and (iv) Lightspeed Ultimate General Partner X, Ltd. Each of the entities in the foregoing sentence is controlled by, respectively, (i) Ravi Mhatre, Barry Eggers, and Peter Nieh, (ii) Ravi Mhatre, Barry Eggers, and Peter Nieh, (iii) Ravi Mhatre and Arif Janmohamed, and (iv) Ravi Mhatre, Barry Eggers, and Peter Nieh, and accordingly, such individuals are deemed to share voting and dispositive power with respect to such shares. The business address for each of these entities and individuals is 2200 Sand Hill Road, Menlo Park, CA 94025.
(7)Consists of (i) 2,585 shares held by Alkeon Innovation Master Fund, LP, (ii) 5,437 shares held by Alkeon Innovation Master Fund II, LP, (iii) 3,878 shares held by Alkeon Innovation Master Fund II, Private Series, LP, and (iv) 134 shares held by Alkeon Innovation Opportunity Master Fund, LP. Each of the entities in the foregoing sentence is managed by Alkeon Capital Management, LLC. Alkeon Capital Management, LLC is an owner of Breakwater Group Distribution Services, LLC (a registered broker-dealer) and is controlled by Panayotis D. Sparaggis, who is deemed to hold voting and investment power with respect to the shares. The business address for each of these entities is 350 Madison Avenue, 20th Floor, New York, NY 10017.
(8)Consists of (i) 21,926 shares held by Nikesh Arora, individually, and (ii) 1,128 shares held by Bacchey Investments LP. Bacchey Investments LP is controlled by Nikesh Arora, who is deemed to hold voting and investment power with respect to such shares. The business address for Bacchey Investments LP and Nikesh Arora is 50 Beale Street, Suite 2300, San Francisco, CA 94105.
(9)Consist of 169 shares held by Kleiner Perkins Caufield & Byers XVIII, LLC and KPCB XVIII Founders Fund, LLC, on behalf of which, KPBC Holdings, Inc. serves as nominee. Each of the entities in the foregoing sentence is controlled by Mamoon Hamid, Ilya Fushman, and Theodore Schlein, and accordingly, such individuals are deemed to share voting and dispositive power with respect to such shares. The business address for each of these entities is 2750 Sand Hill Road, Menlo Park, CA 94025.
(10)Consists of (i) 596 shares held by Tejal A. Shah, Mr. Shah’s spouse, (ii) 304,375 shares held by Shah 2006 Trust dated October 31, 2006, for which Mr. Shah and Tejal A. Shah, serve as co-trustees, (iii) 596 shares held by the Irrevocable Trust FBO Jiya S. Shah, and (iv) 596 shares held by the Irrevocable Trust FBO Aman R. Shah. 95,865 shares are being withheld, which is twenty-five percent (25%) of the total shares received in connection with the Transaction and to be released in equal monthly installments over thirty-six (36) months immediately following the closing of the Transaction. The business address for Mr. Shah is c/o Moveworks, Inc., 1400 Terra Bella Ave., Mountain View, CA 94043.
(11)Consists of (i) 43,579 shares held by Mr. Nivargi, (ii) 164,583 shares held by Nivargi Family Revocable Trust dated October 8, 2014, for which Mr. Nivargi and Sharada Sundaram, Mr. Nivargi’s spouse, serve as co-trustees, (iii) 39,200 shares held by Nivargi Family GST Trust dated August 29, 2019, for which Mr. Nivargi serves as trustee, (iv) 19,600 shares held by the SS Trust created U/T/A dated 03/03/2025 for the benefit of Sharada Sundaram, (iv) 19,600 shares held by the SN 2019 Irrevocable Trust dated August 29, 2019 and (v) 19,600 shares held by the TN 2019 Irrevocable Trust dated August 29, 2019. 95,865 shares are being withheld, which is twenty-five percent (25%) of the total shares to be received in connection with the Transaction and to be released in equal monthly installments over thirty-six (36) months immediately following the closing of the Transaction. The business address for Mr. Nivargi is c/o Moveworks, Inc., 1400 Terra Bella Ave., Mountain View, CA 94043.
(12)Consists of (i) 106,242 shares held by Mr. Singh, and (ii) 596 shares held by Sonal P. Singh. 34,802 shares are being withheld, which is twenty-five percent (25%) of the total shares received in connection with the Transaction and to be released in equal monthly installments over thirty-six (36) months immediately following the closing of the Transaction. The business address for Mr. Singh is c/o Moveworks, Inc., 1400 Terra Bella Ave., Mountain View, CA 94043.
(13)Consists of (i) 96,484 shares held by Mr. Chen, (ii) 2,800 shares held by the Irrevocable Trust FBO Ellen Chen, (iii) 2,800 shares held by the Irrevocable Trust FBO Sarah Chen and (iv) 2,800 shares held by the Irrevocable Trust FBO Zheyu Chen. 34,474 shares are being withheld, which is twenty-five percent (25%) of the total shares received in connection with the Transaction and to be released in equal monthly installments over thirty-six (36) months immediately following the closing of the Transaction. The business address for Mr. Chen is c/o Moveworks, Inc., 1400 Terra Bella Ave., Mountain View, CA 94043.

PLAN OF DISTRIBUTION
We are registering the offer and sale from time to time by the Selling Stockholders or their permitted transferees of up to 1,561,199 shares of Common Stock.
We will not receive any of the proceeds from the sale of Common Stock by the Selling Stockholders. The aggregate proceeds to the Selling Stockholders will be the purchase price of the shares of Common Stock less any discounts and commissions borne by the Selling Stockholders.
The Selling Stockholders will pay any discounts, selling commissions, fees of selling brokers, dealer managers and similar securities industry professionals, stock transfer taxes applicable to the sale of the shares of Common Stock, fees and disbursements of counsel or any other expenses incurred by the Selling Stockholders in disposing of the shares of Common Stock covered hereby. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares of Common Stock covered by this prospectus supplement, including, without limitation, all registration and filing fees, NYSE listing fees and fees and expenses of our counsel and our independent registered public accountants.
The shares of Common Stock beneficially owned by the Selling Stockholders covered by this prospectus supplement may be offered and sold from time to time by the Selling Stockholders. The term “Selling Stockholders” includes their permitted transferees who later come to hold any of the Selling Stockholders’ interest in the shares of Common Stock in accordance with the terms of the agreement(s) governing the registration rights applicable to such Selling Stockholder’s shares of Common Stock, including donees, pledgees, distributees and other transferees or successors in interest selling the shares of Common Stock received after the date of this prospectus supplement from a Selling Stockholder as a gift, pledge, partnership distribution or other permitted transfer. The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each Selling Stockholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of the shares of Common Stock to be made directly or through agents. The Selling Stockholders and any of their permitted transferees may sell their shares of Common Stock offered by this prospectus supplement on any stock exchange, market or trading facility on which Common Stock is traded or in private transactions.
Subject to the limitations set forth in any agreement(s) governing the registration rights applicable to such Selling Stockholders’ shares of Common Stock, the Selling Stockholders may use any one or more of the following methods when selling the shares of Common Stock offered by this prospectus supplement:
•purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus supplement;
•ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•block trades in which the broker-dealer so engaged will attempt to sell the shares of Common Stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•an over-the-counter distribution in accordance with the rules of the NYSE;
•through trading plans entered into by a Selling Stockholder pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are in place at the time of an offering pursuant to this prospectus supplement that provide for periodic sales of the shares of Common Stock owned by them on the basis of parameters described in such trading plans;
•settlement of short sales entered into after the date of this prospectus supplement;
•agreements with broker-dealers to sell a specified number of shares of Common Stock at a stipulated price per share;
•distribution to employees, members, limited partners or stockholders of the Selling Stockholders;

•by pledge to secured debts and other obligations;
•delayed delivery arrangements;
•in “at the market” offerings, as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;
•directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;
•through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•through a combination of any of the above methods of sale; or
•any other method permitted pursuant to applicable law.
The Selling Stockholders may sell the shares of Common Stock at prices then prevailing, related to the then prevailing market price or at negotiated prices. The offering price of the shares of Common Stock from time to time will be determined by the Selling Stockholders and, at the time of the determination, may be higher or lower than the market price of our Common Stock on the NYSE or any other exchange or market.
There can be no assurance that the Selling Stockholders will sell all or any of the shares of Common Stock offered by this prospectus supplement. In addition, the Selling Stockholders may also sell these shares under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus supplement. The Selling Stockholders have the sole and absolute discretion not to accept any purchase offer or make any sale of the shares of Common Stock if they deem the purchase price to be unsatisfactory at any particular time.
Subject to the terms of the agreement(s) governing the registration rights applicable to a Selling Stockholder’s shares of Common Stock, such Selling Stockholder may transfer shares of Common Stock to one or more “permitted transferees” in accordance with such agreements and, if so transferred, such permitted transferee(s) will be the selling beneficial owner(s) for purposes of this prospectus supplement. Upon being notified by a Selling Stockholder of such Selling Stockholder’s intention to sell shares of our Common Stock, we will, to the extent required, promptly file a supplement to this prospectus supplement to name specifically such person as a Selling Stockholder.
With respect to a particular offering of the shares of Common Stock held by the Selling Stockholders, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus supplement is part, will be prepared and will set forth the following information:
•the specific securities to be offered and sold;
•the names of the Selling Stockholders;
•the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;
•settlement of short sales entered into after the date of this prospectus supplement;
•the names of any participating agents or broker-dealers; and

•any applicable commissions, discounts, concessions and other items constituting compensation from the Selling Stockholders.
In connection with distributions of the shares of Common Stock or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the shares of Common Stock in the course of hedging the positions they assume with Selling Stockholders. The Selling Stockholders may also sell the shares of Common Stock short and redeliver the shares of Common Stock to close out such short positions. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of the shares of Common Stock offered by this prospectus supplement, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus supplement (as supplemented or amended to reflect such transaction). The Selling Stockholders may also pledge our Common Stock to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged Common Stock pursuant to this prospectus supplement (as supplemented or amended to reflect such transaction).
The Selling Stockholders may solicit offers to purchase the shares of Common Stock directly from, and may sell such shares directly to, institutional investors or others. In this case, no agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.
It is possible that one or more broker-dealers or agents may make a market in our Common Stock, but such broker-dealers or agents will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our Common Stock. Shares of our Common Stock are currently listed on the NYSE under the symbol “NOW.”
The Selling Stockholders may authorize broker-dealers or agents to solicit offers by certain purchasers to purchase the shares of Common Stock at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions the Selling Stockholders pay for solicitation of these contracts.
A Selling Stockholder may enter into derivative transactions with third parties, or sell shares of our Common Stock not covered by this prospectus supplement to third parties in privately negotiated transactions. In addition, any Selling Stockholder may otherwise loan or pledge the shares of Common Stock to a financial institution or other third party that in turn may sell such shares short using this prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our Common Stock or in connection with a concurrent offering of other securities.
In effecting sales, broker-dealers or agents engaged by the Selling Stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Stockholders in amounts to be negotiated immediately prior to the sale.
To our knowledge, there are currently no plans, arrangements or understandings between the Selling Stockholders and any broker-dealer or agent regarding the sale of the shares of Common Stock by the Selling Stockholders. Upon our notification by a Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of the shares of Common Stock through a block trade, special offering, exchange distribution, secondary distribution or a purchase by a broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus supplement pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such broker-dealer and such offering.
Broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus supplement and the accompanying prospectus online and, depending upon the particular broker-dealer or agent, place orders online or through their financial advisors.

The broker-dealers and agents may engage in transactions with us or the Selling Stockholders, may have banking, lending or other relationships with us or perform services for us or the Selling Stockholders, in the ordinary course of business.
In order to comply with the securities laws of certain states, if applicable, the shares of Common Stock must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares of Common Stock may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
The Selling Stockholders and any other persons participating in the sale or distribution of the shares of Common Stock will be subject to applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares of Common Stock by, the Selling Stockholders or any other person, which limitations may affect the marketability of these shares.
We will make copies of this prospectus supplement and the accompanying prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholders may indemnify any agent or broker-dealer that participates in transactions involving the sale of the shares of Common Stock against certain liabilities, including liabilities arising under the Securities Act.
We have agreed to indemnify the Selling Stockholders against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law. Agents and broker-dealers may be entitled to indemnification by us and the Selling Stockholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or broker-dealers may be required to make in respect thereof.

LEGAL MATTERS

The validity of the Common Stock offered under this prospectus supplement will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel we will name in the applicable prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to ServiceNow’s Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus supplement is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including ServiceNow. The address of the SEC website is www.sec.gov.
We maintain a website at www.servicenow.com. Information contained in or accessible through our website does not constitute a part of this prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. Information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement, while information that we file later with the SEC will automatically update and supersede the information in this prospectus supplement. We incorporate by reference into this prospectus supplement and the registration statement of which this prospectus supplement is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-35580):

•our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on January 30, 2025;
•the information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 4, 2025;
•our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025, June 30, 2025 and September 30, 2025, filed with the SEC on April 23, 2025, July 24, 2025 and October 30, 2025, respectively;

•our Current Reports on Form 8-K filed with the SEC on January 29, 2025, February 12, 2025, April 23, 2025, May 27, 2025 , May 30, 2025, September 26, 2025, October 29, 2025 and December 5, 2025 (other than information “furnished” and not deemed to be “filed” in such Current Reports); and
•the description of our common stock contained in our Registration Statement on Form 8-A (Registration No. 001-35580) filed with the SEC on June 19, 2012 pursuant to Section 12(b) of the Exchange Act, as updated by Exhibit 4.5 to our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on February 3, 2022, including any amendments or reports filed for the purpose of updating such description.
We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus supplement and will become a part of this prospectus supplement from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus supplement. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.
You may obtain any of the documents listed above from the SEC, through the SEC’s website or from ServiceNow by requesting them in writing or by telephone at the following address:

ServiceNow, Inc.
2225 Lawson Lane
Santa Clara, California 95054
(408) 501-8550
ir@servicenow.com

These documents are available from ServiceNow without charge, excluding any exhibits to them unless the exhibit is specifically listed as an exhibit to the registration statement of which this prospectus supplement forms a part.

PROSPECTUS
SERVICENOW, INC.
Common Stock
Preferred Stock
Debt Securities
Warrants

We may, from time to time, offer to sell common stock, preferred stock, debt securities or warrants. We refer to our common stock, preferred stock, debt securities and warrants collectively as the “securities.” The securities we may offer may be convertible into or exercisable or exchangeable for other securities. We may offer the securities separately or together, in separate classes, series and in amounts, at prices and on terms that will be determined at the time the securities are offered.
In addition, from time to time, the selling securityholders to be named in a prospectus supplement may offer our securities. We will not receive any of the proceeds from the sale of securities by the selling securityholders.
This prospectus describes some of the general terms that may apply to these securities. Each time securities are sold, the specific terms and amounts of the securities to be offered, and any other information relating to the specific offering and, if applicable, the selling securityholders, will be set forth in a supplement to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest in any of the securities. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.
We or any selling securityholder may offer and sell these securities to or through one or more underwriters, dealers and agents, directly to purchasers, or through other means, on a continuous or delayed basis. If any underwriters are involved in the sale of any securities offered by this prospectus and any prospectus supplement, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or may be calculable from the information set forth, in the accompanying prospectus supplement.
Our common stock is listed on The New York Stock Exchange under the symbol “NOW.”
Investing in our securities involves a high degree of risk. You should carefully consider the “Risk Factors” which may be included in any prospectus supplement or which are incorporated by reference into this prospectus and described under the heading “Risk Factors” beginning on page 1.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is May 6, 2024.

TABLE OF CONTENTS

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this process, we and/or the selling securityholders to be named in a prospectus supplement may sell any combination of the securities described in this prospectus from time to time in one or more offerings. Before purchasing any securities, you should carefully read this prospectus and any prospectus supplement together with the additional information described under the heading “Information Incorporated by Reference.” We have not authorized anyone to provide you with different or additional information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.
This prospectus only provides you with a general description of the securities that we may offer. Each time we or the selling securityholders sell securities pursuant to this prospectus, we or the selling securityholders, as the case may be, will provide a prospectus supplement that contains specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered, and, if applicable, the selling securityholders. In addition, the prospectus supplement may also add, update or change the information contained in this prospectus. If this prospectus is inconsistent with the prospectus supplement, you should rely upon the prospectus supplement.
If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you.
The information in this prospectus or any prospectus supplement, as well as the information incorporated by reference herein or therein, is accurate only as of the date thereof, unless the information specifically indicates that another date applies, regardless of the time of delivery of this prospectus, any accompanying prospectus supplement, or any related free writing prospectus, or of any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates.
Unless expressly indicated or the context requires otherwise, the terms “ServiceNow,” “we,” “us,” and “our” in this prospectus, in any accompanying prospectus supplement, or the documents incorporated by reference refer to ServiceNow, Inc., a Delaware corporation, and, where appropriate, its consolidated subsidiaries as of the date of this prospectus.

SERVICENOW, INC.
ServiceNow was founded on a simple premise: to make work flow better. Our purpose is to make the world work better for everyone. We are the end-to-end intelligent workflow automation platform for digital businesses. Our intelligent platform, the Now Platform, is a cloud-based solution with embedded artificial intelligence and machine learning capabilities that helps global enterprises across industries, universities and governments unify and digitize their workflows. By connecting workflows across siloed organizational functions and systems, the Now Platform delivers business outcomes, including unlocking productivity, streamlining processes, and improving experiences for both employees and customers.

Our workflow applications built on the Now Platform are organized in four primary areas: Technology, Customer and Industry, Employee, and Creator. Our Technology Workflows empower Information Technology departments to plan, build, operate and service the IT needs of the business enterprise. Our Customer and Industry Workflows help organizations reimagine the customer experience and increase customer loyalty. Our Employee Workflows help customers simplify how their employees access services they need, creating a consumer-like experience. Our Creator Workflows enable customers to quickly create, test, and deploy their own low-code applications on the Now Platform.

We were incorporated as Glidesoft, Inc. in California in June 2004 and changed our name to Service-now.com in February 2006. In May 2012, we reincorporated in Delaware as ServiceNow, Inc. Our principal executive offices are located at 2225 Lawson Lane, Santa Clara, California 95054, and our telephone number is (408) 501-8550. Our website is http://www.servicenow.com. Information contained on our website does not constitute part of this prospectus.

RISK FACTORS
Investing in our securities involves a high degree of risk. Before making a decision to invest in our securities, you should carefully consider the risks described under “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and discussed under “Part I, Item 1A. Risk Factors” contained in our most recent annual report on Form 10-K and in “Part II, Item 1A. Risk Factors” in our most recent quarterly report on Form 10-Q filed subsequent to such Form 10-K, as well as any amendments thereto, which are incorporated by reference into this prospectus and the applicable prospectus supplement in their entirety, together with other information in this prospectus and the applicable prospectus supplement, the documents incorporated by reference herein and therein, and any free writing prospectus that we may authorize for use in connection with a specific offering. See “Where You Can Find More Information.” These risks could materially affect our business, financial condition or results of operations and cause the value of our securities to decline. You could lose all or part of your investment.

FORWARD-LOOKING STATEMENTS
This prospectus and any prospectus supplement, including the documents incorporated by reference herein and therein, contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in or incorporated by reference in this prospectus and any prospectus supplement other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “would,” “could,” “should,” “intend,” “expect” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including but not limited to the risks described in this prospectus, any accompanying prospectus supplement and any documents incorporated by reference herein or therein, including those described in the “Risk Factors” section incorporated by reference herein. Moreover, we operate in a highly competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus and any prospectus supplement may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.
You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Please take into account that forward-looking statements speak only as of the date of this prospectus or, in the case of any accompanying prospectus supplement or documents incorporated by reference, the date of any such document. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to review any additional disclosures we make in the documents we subsequently file with the SEC that are incorporated by reference in this prospectus and any prospectus supplement. See “Where You Can Find More Information.”

USE OF PROCEEDS
We will retain broad discretion over the use of the net proceeds from the sale of our securities offered hereby. Unless otherwise indicated in the applicable prospectus supplement, we currently intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes; however, we do not currently have any specific uses of the net proceeds planned. General corporate purposes may include acquisitions, repayment of debt, investments, additions to working capital, capital expenditures, repurchases of common stock and advances to or investments in our subsidiaries. Pending the use of net proceeds, we intend to invest these funds in investment-grade, interest-bearing securities, or hold as cash. Unless set forth in an accompanying prospectus supplement, we will not receive any of the proceeds from the sale of securities by selling securityholders.

SELLING SECURITYHOLDERS
Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in an amendment to the registration statement of which this prospectus is a part, or in filings we make with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are incorporated by reference into this prospectus.

PLAN OF DISTRIBUTION
We and any selling securityholder may offer and sell the securities being offered hereby in one or more of the following ways from time to time:
•to or through underwriters;
•on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
•in the over-the-counter market;
•in transactions other than on these exchanges or systems or in the over-the-counter market;
•through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•an exchange distribution in accordance with the rules of the applicable exchange;
•privately negotiated transactions;
•a combination of any of these methods of sale; and
•any other method permitted pursuant to applicable law.
We will identify the specific plan of distribution, including any underwriters, dealers, agents or other purchasers, persons or entities and any applicable compensation, in a prospectus supplement, in an amendment to the registration statement of which this prospectus is a part, or in other filings we make with the SEC under the Exchange Act, which are incorporated by reference.

DESCRIPTION OF SECURITIES
This prospectus contains summary descriptions of the common stock, preferred stock, debt securities and warrants that may be offered and sold from time to time. These summary descriptions are not meant to be complete descriptions of each security. Each time we offer securities with this prospectus, the terms of that offering, including the specific amounts, prices and terms of the securities offered, and, if applicable, information about the selling securityholders, will be contained in the applicable prospectus supplement and other offering materials relating to such offering or in other filings we make with the SEC under the Exchange Act, which are incorporated by reference.

DESCRIPTION OF CAPITAL STOCK
General
The following summary description of our capital stock is based on the provisions of the Delaware General Corporation Law (the “DGCL”), our restated certificate of incorporation, as amended, and our restated bylaws, as amended. This description does not purport to be complete and is qualified in its entirety by reference to the full text of the DGCL, as it may be amended from time to time, and to the terms of our restated certificate of incorporation and restated bylaws, as each may be amended from time to time, which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.” As used in this “Description of Capital Stock,” the terms “ServiceNow, Inc.”, the “Company”, “we,” “our” and “us” refer to ServiceNow, Inc., a Delaware corporation, and do not, unless otherwise specified, include our subsidiaries.
Our authorized capital stock consists of 600,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock, par value $0.001 per share.
Common Stock
Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Our restated certificate of incorporation eliminates the right of stockholders to cumulate votes for the election of directors. Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and only then at the times and in the amounts that our board of directors may determine.
Upon our dissolution, liquidation or winding-up, the assets legally available for distribution to our stockholders are distributable ratably among the holders of our common stock, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights and payment of liquidation preferences, if any, on any outstanding shares of preferred stock.
Our common stock is not entitled to preemptive rights and is not subject to conversion, redemption or sinking fund provisions.
The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.
Preferred Stock
This section describes the general terms and provisions of preferred stock that we are authorized to issue. An accompanying prospectus supplement will describe the specific terms of the shares of preferred stock offered through that prospectus supplement, as well as any general terms described in this section that will not apply to those shares of preferred stock. If there are differences between the prospectus supplement relating to a particular series of preferred stock and this prospectus, the prospectus supplement will control. We will file a copy of the certificate of amendment to our restated certificate of incorporation that contains the terms of each new series of preferred stock with the Secretary of the State of Delaware and with the SEC each time we issue a new series of preferred stock. Each such certificate of amendment will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions. You should refer to the applicable certificate of amendment as well as our restated certificate of incorporation before deciding to buy shares of our preferred stock as described in any accompanying prospectus supplement.
Our board of directors has the authority, without further action of the shareholders, to provide for the issuance of up to 10,000,000 shares of our preferred stock in multiple series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series.
The particular terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock. Those terms may include:
•the designation of the series, which may be by distinguishing number, letter or title;
•the number of shares within the series;
•whether dividends are cumulative and, if cumulative, the dates from which dividends are cumulative;
•the rate of any dividends, any conditions upon which dividends are payable, and the dates of payment of dividends;
•whether the shares are redeemable, the redemption price and the terms of redemption;
•the amount payable for each share if we dissolve or liquidate;
•whether the shares are convertible or exchangeable, the price or rate of conversion or exchange, and the applicable terms and conditions;
•any restrictions on issuance of shares in the same series or any other series;
•the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;
•the sinking fund provisions, if applicable, for the preferred stock;
•voting rights applicable to the series of preferred stock; and
•any other rights, priorities, preferences, restrictions or limitations of such series.
The right of a holder of preferred stock to receive payment in respect thereof upon any liquidation, dissolution or winding up of us will be subordinate to the rights of our general creditors.
Anti-Takeover Effects of Provisions of the Certificate of Incorporation, Bylaws and Other Agreements
Certain provisions of the DGCL, our restated certificate of incorporation and our restated bylaws may have the effect of delaying, deferring or discouraging another person from acquiring control of us.
Delaware Law
We are governed by the provisions of Section 203 of the DGCL regulating corporate takeovers. This section prevents some Delaware corporations, including us, from engaging, under some circumstances, in a business combination, which includes a merger or sale of at least 10% of the corporation’s assets with any interested stockholder, meaning a stockholder who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of the corporation’s outstanding voting stock, unless:

•the transaction is approved by the board of directors prior to the time that the interested stockholder became an interested stockholder;
•upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or
•at or subsequent to such time that the stockholder became an interested stockholder, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by at least two-thirds of the outstanding voting stock not owned by the interested stockholder.
A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We do not plan to “opt out” of these provisions. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.
Certificate of Incorporation and Bylaw Provisions
Our restated certificate of incorporation and our restated bylaws include a number of provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control, including the following:
•Board of Directors Vacancies. Our restated certificate of incorporation and our restated bylaws authorize only our board of directors to fill vacant directorships. In addition, the number of directors constituting our board of directors is set only by resolution adopted by a majority vote of our entire board of directors. These provisions prevent a stockholder from increasing the size of our board of directors and gaining control of our board of directors by filling the resulting vacancies with its own nominees.
•Stockholder Action; Special Meeting of Stockholders. Our restated certificate of incorporation provides that our stockholders may not take action by written consent, but may only take action at annual or special meetings of our stockholders. Stockholders are not permitted to cumulate their votes for the election of directors. Our restated bylaws further provide that special meetings of our stockholders may be called by the Chairperson of the Board, the Chief Executive Officer, the President, the Board acting pursuant to a resolution adopted by a majority of the total number of authorized directors, whether or not there exist any vacancies in previously authorized directorship, or one or more stockholders holding at least 15% of our outstanding common stock for at least one year.
•Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our restated bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders. Our restated bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders (though our restated bylaws have implemented stockholder proxy access).
•Issuance of Undesignated Preferred Stock. Our board of directors has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by the board of directors. The existence of authorized but unissued shares of preferred stock enables our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.
•Super Majority Vote to Amend Certificate of Incorporation and Bylaws. Our restated certificate of incorporation provides that if two-thirds of our board of directors approves the amendment of our certificate of incorporation and bylaws, or any provisions thereof, then such amendment need only be approved by stockholders holding a majority of our outstanding shares of common stock entitled to vote. Otherwise, such amendment must be approved by stockholders holding two-thirds of our outstanding shares of common stock entitled to vote.
Listing
Our common stock is listed on the New York Stock Exchange under the symbol “NOW.”
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Computershare Trust Company, NA.

DESCRIPTION OF DEBT SECURITIES
We may offer debt securities in one or more series, which may be unsubordinated debt securities or subordinated debt securities and which may be convertible into another security, and which may be secured or unsecured.
The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the following general terms and provisions may apply to the debt securities, will be described in an accompanying prospectus supplement. Unless otherwise specified in an accompanying prospectus supplement, our debt securities will be issued in one or more series under an indenture, dated as of August 11, 2020, between us and Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by the first supplemental indenture, dated August 11, 2020, between us and the Trustee. The indenture and the first supplemental indenture are incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. The terms of the debt securities will include those set forth in the indenture and those made a part of the indenture by the Trust Indenture Act of 1939 (“TIA”). You should read the summary below, any accompanying prospectus supplement and the provisions of the indenture in their entirety before investing in our debt securities. All capitalized terms have the meanings specified in the indentures.
For purposes of this section of this prospectus, references to “we,” “us” and “our” are to ServiceNow, Inc. and not to any of its subsidiaries.
General
The indentures do not limit the amount of debt securities that we may issue. The securities may be issued in one or more series. All securities of a series shall be identical except as may be set forth in a Board Resolution, a supplemental indenture or an Officer’s Certificate detailing the adoption of the terms thereof pursuant to the authority granted under a Board Resolution. In the case of securities of a series to be issued from time to time, the Board Resolution, Officer’s Certificate or supplemental indenture may provide for the method by which specified terms (such as interest rate, Stated Maturity, record date or date from which interest shall accrue) are to be determined. Securities may differ between series in respect of any matters, provided, that all series of securities shall be equally and ratably entitled to the benefits of the indenture.
The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include, among others, the following:
•the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount of such series;
•any applicable subordination provisions for any subordinated debt securities;
•the maturity date(s) or method for determining same;
•the interest rate(s) or the method for determining same;
•the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest will be payable in cash, additional securities or some combination thereof;
•whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;
•redemption or early repayment provisions;
•authorized denominations;
•if other than the principal amount, the principal amount of debt securities payable upon acceleration;
•place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon the company may be made;
•the form or forms of the debt securities of the series including such legends as may be required by applicable law;
•whether the debt securities will be issued in whole or in part in the form of one or more global securities and the date as of which the securities are dated if other than the date of original issuance;
•whether the debt securities are secured and the terms of such security;
•the amount of discount or premium, if any, with which the debt securities will be issued;
•any covenants applicable to the particular debt securities being issued;
•any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;
•the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination and release of the guarantees), if any;
•the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, the debt securities will be payable;
•the time period within which, the manner in which and the terms and conditions upon which we or the holders of the debt securities can select the payment currency;
•our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•any restriction or conditions on the transferability of the debt securities;
•the provisions, if any, relating to any collateral provided for the securities of the series;
•provisions granting special rights to holders of the debt securities upon occurrence of specified events;
•additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;
•the names of any trustees, depositories, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;
•provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture and the execution of supplemental indentures for such series; and
•any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series of debt securities).
United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in an accompanying prospectus supplement.
Global Securities
Unless we inform you otherwise in an accompanying prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in an accompanying prospectus supplement. Unless and until a global security is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.
Governing Law
The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of shares of our common stock, shares of preferred stock or our debt securities. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in an accompanying prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with you.
The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including, when applicable:
•the offering price;

•the currency or currencies, including composite currencies, in which the purchase price and/or exercise price of the warrants may be payable;
•the number of warrants offered;
•the exercise price and the amount of securities you will receive upon exercise;
•the procedure for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;
•the rights, if any, we have to redeem the warrants;
•the date on which the right to exercise the warrants will commence and the date on which the warrants will expire;
•the name of the warrant agent; and
•any other material terms of the warrants.
After warrants expire they will become void. The prospectus supplement may provide for the adjustment of the exercise price of the warrants.
Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in an accompanying prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.
The description in an accompanying prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of any warrant agreement if we offer warrants, see “Where You Can Find More Information.” We urge you to read the applicable warrant agreement and any accompanying prospectus supplement in their entirety.

LEGAL MATTERS
Unless otherwise stated in any accompanying prospectus supplement, Skadden, Arps, Slate, Meagher & Flom LLP, will opine as to the legality of the securities offered under this prospectus. As appropriate, legal counsel representing any underwriters, dealers, agents or selling securityholder will be named in the applicable prospectus supplement.

EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Item 9A. Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K of ServiceNow, Inc. for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” into this prospectus certain information required to be included. This means that we can disclose important information to you by referring you to those documents where the information resides. The information we incorporate by reference is considered a part of this prospectus, and later information we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, on or after the date of this prospectus (other than information “furnished” under any current report or otherwise “furnished” to the SEC, and XBRL-related information, unless otherwise stated) until the termination of the registration statement of which this prospectus is a part:
•Our Annual Report on Form 10-K filed with the SEC on January 25, 2024 for the year ended December 31, 2023;
•The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 4, 2024;
•Our Quarterly Report on Form 10-Q filed with the SEC on May 6, 2024 for the quarter ended March 31, 2024; and
•The description of our common stock as set forth in our registration statement on Form 8-A (File No. 001-35580), which was filed on June 19, 2012 pursuant to Section 12 of the Exchange Act, as updated by Exhibit 4.5 to our Annual Report on Form 10-K filed with the SEC on February 3, 2022 for the year ended December 31, 2021, including any subsequent amendments or reports filed for the purpose of updating such description.
You may obtain any of the documents incorporated by reference through the SEC or the SEC’s website as described above. You may also obtain copies of these documents, other than exhibits (except to the extent such exhibits are specifically incorporated by reference into such documents), free of charge by contacting our investor relations department at our principal executive offices located at 2225 Lawson Lane, Santa Clara, California 95054, telephone number (408) 501-8550, or through our website at www.servicenow.com. Information contained on our website is not a part of this prospectus and is not incorporated by reference into this prospectus.

WHERE YOU CAN FIND MORE INFORMATION
We file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy, registration and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.
This prospectus is part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act of 1933, as amended (the “Securities Act”). As permitted by the SEC, this prospectus does not contain all the information in the registration statement filed with the SEC. For a more complete understanding of any offering made under this prospectus and any applicable prospectus supplement, you should refer to the complete registration statement on Form S-3 that may be obtained from the locations described under “Information Incorporated by Reference” above. Statements contained in this prospectus or in any prospectus supplement about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

SERVICENOW, INC.
Common Stock
Preferred Stock
Debt Securities
Warrants

PROSPECTUS

May 6, 2024